Exhibit 99.1

Intervoice, Inc.
Corbin Baumel
+ 1 (972) 454-8737
56-04

Intervoice Announces Results for the Third Quarter of Fiscal 2005
Sales of $48.4 Million and Net Income of $0.18 Per Diluted Share

DALLAS — December 21, 2004 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $48.4 million for its third fiscal quarter ended November 30, 2004, a 16 percent increase from $41.8 million posted in the same quarter last year. Net income for the third quarter of fiscal 2005 was $7.0 million, or $0.18 per diluted share. These results reflect significant improvement from net income of $3.6 million, or $0.10 per diluted share, posted in the third quarter of last year. Net income for the third quarter of fiscal 2005 includes the positive effects of a tax settlement with a foreign government totaling $0.9 million, or $0.02 per diluted share, and several domestic tax adjustments totaling $0.9 million, or $0.02 per diluted share, resulting from the completion of federal and state tax returns for fiscal 2004. Net income for the quarter was also affected by $1.5 million, or $0.04 per diluted share, in costs incurred in connection with the previously disclosed Audit Committee investigation.

Cash balances increased by $1.6 million to $50.6 million during the third quarter of fiscal 2005, and the Company reduced its total debt balance to $10.4 million through repayments totaling $1.1 million. Working capital increased from $29.7 million at August 31, 2004 to $40.6 million at November 30, 2004.

“I am very pleased with the significant growth we achieved in our solutions revenues,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “I am also encouraged by the improved bottom line results and continued strengthening of our balance sheet. Overall, we had outstanding financial results, which clearly exceeded our expectations.”

The Company’s solutions backlog of $35.2 million at November 30, 2004, is up slightly from $34.0 million at November 30, 2003 and down from $40.2 million at the end of last quarter. The Company’s November 30, 2004 backlog excludes two solutions orders totaling $3.8 million related to contracts signed by customers prior to quarter end but not received by the Company until after quarter end.

“Our third quarter results were based on excellent sales and operations execution across all geographic areas plus the continued success of our channel partners,” said Bob Ritchey, the Company’s President and CEO. “I am also encouraged that our solutions and overall book-to-bill ratios remain positive on a year-to-date basis. We believe the Company’s outlook continues to be favorable, and I currently believe revenues for the fourth quarter of fiscal 2005 will be in the $45 million to $49 million range. I look forward to discussing details of our third fiscal quarter and outlook for the future in tomorrow’s conference call with investors.”

As disclosed in a prior press release and a Current Report on Form 8-K, filed December 17, 2004, the Audit Committee has completed its independent investigation related to several transactions during fiscal years 2000 through 2002.

The Company has scheduled a conference call for 9:00 a.m. central time on Wednesday, December 22, 2004, to discuss its third fiscal quarter results and its outlook for the future. To participate in the call, dial (719) 457-2727. The conference call confirmation code is 663518. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.

Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.

About Intervoice

Intervoice, Inc. (NASDAQ: INTV) provides leading enterprises, network operators and developers with the platform, software, applications and services necessary to optimize the customer experience through voice automation solutions. Omvia®, the open, standards-based Intervoice product suite, offers flexibility for advanced multi-media messaging, portal, IVR and payment applications. The Company focuses on the enterprise and network markets, providing solutions that improve operational efficiencies, drive revenue and increase customer satisfaction and loyalty. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems are proven in more than 23,000 implementations worldwide across all industries including implementations at: Ameritrade, Amtrak, Atmos Energy, Citibank, CSX Transportation, MasterCard, O2, Rogers Wireless, SBC, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner and Certified Partner for Learning Solutions, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.

# # #

INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	November 30, 2004	February 29, 2004
	(Unaudited)
Current Assets
Cash and cash equivalents	$50,595	$40,859
Trade accounts receivable, net of allowance for doubtful accounts of $1,146 in fiscal 2005 and $947 in fiscal 2004	33,357	23,719
Inventory	8,233	8,415
Prepaid expenses and other current assets	5,083	5,087

	97,268	78,080

Property and Equipment
Land and buildings	16,930	16,857
Computer equipment and software	44,155	39,073
Furniture, fixtures and other	3,329	3,190
Service equipment	9,114	9,421

	73,528	68,541
Less allowance for depreciation	53,038	48,325

	20,490	20,216
Other Assets
Intangible assets, net of accumulated amortization of $15,544 in fiscal 2005 and $34,443 in fiscal 2004	5,003	6,363
Goodwill	3,401	3,401
Other assets	168	3,491

	$126,330	$111,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$13,994	$10,746
Accrued expenses	12,986	11,919
Customer deposits	4,409	6,625
Deferred income	21,623	22,257
Current portion of long-term borrowings	400	—
Income taxes payable	3,302	7,379

	56,714	58,926
Long-Term Borrowings	10,035	13,101
Other Long-Term Liabilities	—	271
Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 36,167,542 issued and outstanding in fiscal 2005 and 35,691,389 issued and outstanding in fiscal 2004	18	18
Additional capital	79,856	75,276
Accumulated deficit	(20,149)	(35,441)
Accumulated other comprehensive loss	(144)	(600)

Stockholders’ equity	59,581	39,253

	$126,330	$111,551

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2004	2003	2004	2003
Sales
Solutions	$27,638	$22,034	$74,027	$60,689
Recurring services	20,723	19,726	60,510	61,079

	48,361	41,760	134,537	121,768

Cost of goods sold
Solutions	13,741	12,606	38,997	35,090
Recurring services	6,997	6,359	20,973	20,561

	20,738	18,965	59,970	55,651

Gross margin
Solutions	13,897	9,428	35,030	25,599
Recurring services	13,726	13,367	39,537	40,518

	27,623	22,795	74,567	66,117

Research and development expenses	4,119	3,677	11,282	11,251
Selling, general and administrative expenses	16,380	13,555	44,469	40,117
Amortization of acquisition related intangible assets	252	705	1,209	2,115

Income from operations	6,872	4,858	17,607	12,634
Other income (expense)	186	(352)	651	(400)
Interest expense	(129)	(507)	(513)	(1,587)

Income before taxes	6,929	3,999	17,745	10,647
Income taxes (benefit)	(104)	411	2,453	2,527

Net income	$7,033	$3,588	$15,292	$8,120

Net income per share — basic	$0.20	$0.10	$0.43	$0.24

Shares used in basic per share computation	36,060	34,364	35,965	34,223

Net income per share — diluted	$0.18	$0.10	$0.40	$0.23

Shares used in diluted per share computation	38,295	36,881	38,260	35,514

5

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2004	2003	2004	2003
Operating activities
Net income	$7,033	$3,588	$15,292	$8,120
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,980	2,368	6,047	7,168
Other changes in operating activities	(6,621)	(4,299)	(10,276)	1,723

Net cash provided by operating activities	2,392	1,657	11,063	17,011

Investing activities
Purchases of property and equipment	(1,371)	(1,062)	(4,835)	(3,536)
Proceeds from sale of assets	—	7	—	22

Net cash used in investing activities	(1,371)	(1,055)	(4,835)	(3,514)

Financing activities
Paydown of debt	(1,100)	(1,833)	(10,666)	(4,500)
Borrowings	—	—	8,000	—
Premium on early extinguishment of debt	—	—	(5)	—
Release of restricted cash	—	—	2,750	—
Exercise of stock options	915	1,453	2,618	2,360

Net cash provided by (used in) financing activities	(185)	(380)	2,697	(2,140)
Effect of exchange rates on cash	804	1,384	811	1,052

Increase in cash and cash equivalents	1,640	1,606	9,736	12,409
Cash and cash equivalents, beginning of period	48,955	37,014	40,859	26,211

Cash and cash equivalents, end of period	$50,595	$38,620	$50,595	$38,620

6

INTERVOICE, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

(In Thousands, Except Share Data)

	Common Stock				Accumulated Other
			Additional	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance at February 29, 2004	35,691,389	$18	$75,276	$(35,441)	$(600)	$39,253

Net income	—	—	—	15,292	—	15,292

Foreign currency translation adjustment	—	—	—	—	456	456

Comprehensive income						15,748

Tax benefit from exercise of stock options	—	—	1,962	—	—	1,962

Exercise of stock options	476,153	—	2,618	—		2,618

Balance at November 30, 2004	36,167,542	$18	$79,856	$(20,149)	$(144)	$59,581

7

Intervoice, Inc.
Revenues by Product and Geography
For the Quarter Ended November 30, 2004
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$13,765	49.8%	$13,873	50.2%	$27,638	100.0%
Customer and Software Support	10,910	71.3%	4,388	28.7%	15,298	100.0%
Managed Services	2,396	44.2%	3,029	55.8%	5,425	100.0%

Total Sales	$27,071	56.0%	$21,290	44.0%	$48,361	100.0%

IVR/Portal					$17,396	36.0%
Messaging					2,321	4.8%
Payment					7,921	16.4%

Total Solutions					27,638	57.2%

Customer and Software Support					15,298	31.6%
Managed Services					5,425	11.2%

Total Recurring Services					20,723	42.8%

Total Sales					$48,361	100.0%

Intervoice, Inc.
Revenues by Product and Geography
For the Nine Months Ended November 30, 2004
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$41,723	56.4%	$32,304	43.6%	$74,027	100.0%
Customer and Software Support	31,588	71.3%	12,705	28.7%	44,293	100.0%
Managed Services	7,130	44.0%	9,087	56.0%	16,217	100.0%

Total Sales	$80,441	59.8%	$54,096	40.2%	$134,537	100.0%

IVR/Portal					$53,432	39.7%
Messaging					6,951	5.2%
Payment					13,644	10.1%

Total Solutions					74,027	55.0%

Customer and Software Support					44,293	32.9%
Managed Services					16,217	12.1%

Total Recurring Services					60,510	45.0%

Total Sales					$134,537	100.0%

8